CONSENT OF INDEPENDENT AUDITORS


We consent to the inclusion in the Form 8-K/A being filed under the Securities Exchange Act of 1934 by Cambex Corporation of our report on Super PC Memory dated March 22, 2002, relating to our audit of the financial statements of Super PC Memory, Inc., as of December 31, 2001 and for the years ended December 31, 2001 and 2000 appearing in such current report on Form 8-K/A.


/s/ Weinberg & Company, P.A.

WEINBERG & COMPANY, P.A.
Certified Public Accountants

Boca Raton, Florida
May 30, 2002